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                                                              EXHIBIT 10.6



                             OEM PURCHASE AGREEMENT

                                    between

                             Merge Technologies Inc

                                      and

                     Philips Medical Systems Nederland B.V


CONTENTS
--------

I.      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

II.     Quantities and Pricing . . . . . . . . . . . . . . . . . . . . . . .  4

III.    Planning and Ordering Procedure . . . . . . . . . . . . . . . . . .   5

IV.     Development Phase/Type Approval Testing/Release for Delivery . . . .  5

V.      Product Documentation . . . . . . . . . . . . . . . . . . . . . . . . 6

VI.     Delivery, Inspection and Payment . . . . . . . . . . . . . . . . . .  7

VII.    Warranty on Hardware . . . . . . . . . . . . . . . . . . . . . . . .  9

VIII.   Software and Warranty on Software . . . . . . . . . . . . . . . . .  10

IX.     Government Approvals, Compliance with Law, GMP/Quality Control
        Audits and Recalls . . . . . . . . . . . . . . . . . . . . . . . . . 10

X.      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . .  12

XI.     Confidentiality and Use of Data . . . . . . . . . . . . . . . . . .  13

XII.    Service Support and Spare Parts . . . . . . . . . . . . . . . . . .  14

XIII.   Access to and Use of OEM Data . . . . . . . . . . . . . . . . . . .  14

XIV.    Indemnity and Limitation of Liability . . . . . . . . . . . . . . .  15

XV.     Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . 15

XVI.    Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . 16


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                             OEM PURCHASE AGREEMENT

                                    between

                             Merge Technologies Inc

                                      and

                     Philips Medical Systems Nederland B.V.


This AGREEMENT is entered into this 24th day of September, 1994 (hereinafter "Agreement") by and between Merge Technologies Inc., a corporation organized and existing under the laws of the State of Wisconsin with its principal place of business at 1126 South 70th Street, Milwaukee, WI 53214, USA (hereinafter "OEM"), and Philips Medical Systems Nederland B.V., a corporation organized and existing under the laws of the Kingdom of the Netherlands, with a place of business at Veenpluis 4-6, 5684 PC Best, the Netherlands (hereinafter "PMSN".)

WHEREAS OEM manufactures and sells interface equipment and software packages enabling the interconnection of various diagnostic and therapy systems of various medical equipment providers; and

WHEREAS PMSN is in the business of manufacturing, selling and servicing a broad range of medical imaging and therapy systems including workstations and desires to incorporate equipment manufactured by OEM into these systems to effect the desired interconnection through its workstations.

FOR AND IN CONSIDERATION of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt to which is hereby acknowledged, the parties hereby agree as follows:

I.   Definitions

A. "Affiliate Company(ies)": Means any company, corporation, partnership or other legal entity, present or future, which is controlled by one of the parties. Philips



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            Electronics N. V. and any company controlled by it shall also be deemed to be affiliate companies of PMSN. For this purpose, "control" means direct or indirect beneficial ownership of more than 50% of the voting stock or of more than 50% interest in the income of such corporation or entity.

        B. "Product(s)": Means all OEM's hardware and software products as listed in Attachment A and having the specifications and characteristics set forth in Attachments B, attached hereto, or otherwise as amended by written agreement of the parties. Products include Software as defined hereinafter.

        C. "Spare Part(s)": Means spare or replacement parts for the Product including, but not limited to those spare or replacement parts listed in Attachment H, attached hereto.

        D. "Term": Means the time period set forth in Section XV below and any extensions thereof.

        E. "Agreement": Means this document, the Attachments thereto and any written amendment to this document which is executed by the parties as provided below.

        F. "Type Approval Testing": Means the procedure described in paragraphs IV A and B below.

        G. "Purchase Order(s)": Means PMSN's standard purchase order form, issued to OEM to specify delivery point, delivery schedule and Product configuration and commit PMSN to purchase of a given unit of Product.

        H. "Epidemic Failure": Means the repeat of a certain type of failure of Product or Parts such that a pattern is recognized, present in at least three (3) of ten (10) sequentially delivered Products.

        J. "Manuals": Means all technical documentation considered necessary by PMSN for the purpose of installing, servicing and repairing Products. This documentation includes, but is not limited to, installation, operator, and maintenance manuals.

        K. "Software": Means all operational computer programs, including firmware, necessary for operation of the Product. In case the Product concerned is Software only,


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     special arrangements may be made and will be part of the specification as attached hereto in Attachment B.

L. "DICOM": Means the interface protocol version 3.0, or higher, as defined by the working group 3 of ACR-NEMA.

II.  Quantities and Pricing

A. OEM agrees to sell and PMSN agrees to purchase, subject to successful completion of Type Approval Testing as set forth below and at the condition specified in Attachment H, Products as listed in Attachment A which conforms to the Specifications in Attachment B, at prices to be determined in accordance with the Prices and Planned Yearly Numbers as specified in Attachment C.

     All prices set forth in this Agreement are in United States dollars.

B. Purchase Orders issued by PMSN before successful completion of Type Approval Testing as provided in paragraph IV B below shall be contingent upon OEM's meeting the milestones required for PMSN approval of Product as described in paragraphs IV A and B below.

C.   Open

D. The pricing as listed in Attachment C shall apply to all Purchase Orders tendered to OEM during the Term of this Agreement.

E. If new Product prices are to be negotiated, negotiations shall commence at least three (3) months before the new price is to become effective.

F. When price negotiations referred to in paragraph II E above extend beyond the price-validity period as specified in Attachment C, the prices valid for the previous period will continue to remain in effect until such time as the parties have reached mutual agreement on the new prices.

G. If no agreement can be reached on new prices after serious negotiations, PMSN has the right to terminate this Agreement giving OEM a thirty (30) days prior written notice. In the event of such termination, PMSN


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        shall complete its Purchase Orders as placed before the date of said termination.


H.      Price increases shall not [**]. In the event OEM would [**].


J. PMSN may have any of the PMSN Affiliate Companies such as Graner Company, Port Chester, NY, USA, execute logistic procedures, such as, without limitation, placing Purchase Orders, payments of invoices, transport arrangements, shipping instructions and handling of return shipments for repair or replacement on behalf of PMSN.

III.    Planning and Ordering Procedure


        On a monthly basis PMSN will provide OEM with [**] during said twelve months, if so requested by OEM. Such forecasts including the quantities and delivery Schedules therein shall not bind either party except as to those orders listed in the forecast for which PMSN has issued unconditional Purchase Orders, such Purchase Orders confirmed by OEM within ten (10) days after receipt of same, and not having been cancelled or terminated as provided in this Agreement. The terms of this Agreement shall govern over any contrary, different or additional terms (other than as to Product configuration, delivery schedule and delivery condition) in PMSN's Purchase Order or in any other standard form documentation submitted by either party. Delivery time for Products so forecasted shall be [**], delivery time of Products over and above the forecasted numbers will be [**].


IV.     Development Phase/Type Approval Testing/Release for Delivery

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        [**] Confidential Treatment

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A.   Before the start of commercial deliveries under this Agreement and in accordance with the agreed milestones, including, but not limited to, those specified in Attachment J, OEM shall execute Type Approval Tests in order to ascertain that the Product conforms to the applicable Specifications, including the agreed quality standards and governmental approvals and certifications. OEM shall provide PMSN with the supporting evidence thereof, it being understood that Products already accepted and approved prior to the execution date of this Agreement shall not pass any further Type Approval Tests.

B. Upon completion of the tests as per paragraph IV A above and if PMSN is satisfied with the results of these tests, PMSN shall provide OEM with a written release statement ("Release for Delivery Certificate") to authorize the start of deliveries under any open Purchase Order(s). PMSN shall have no obligation to purchase a Product, Spare Part or any other items under this Agreement unless Type Approval Testing is completed successfully, even if written Purchase Orders for Products and related Spare Parts are placed with OEM before Type Approval Testing is complete.

C. Once a Product is released for delivery by PMSN, OEM shall not make any changes or modifications in the Product concerning the interface between Philips' modalities and the Product, neither in hardware nor in software without prior written consent of PMSN. This requirement however does not preclude OEM from using equivalent components and parts that do not affect form, fit, or function of the Product or interchangeability of Spare Parts or compliance with the Specifications, including certification. OEM shall supply to PMSN updated Spare Part lists at six month intervals to indicate at what serial number the updated Spare Parts are applicable.

D. OEM shall advise PMSN in advance of any and all changes or modifications to a Product or similar items in OEM's product line and afford PMSN the opportunity to have these changes or modifications incorporated in Products without additional charge to PMSN.

V.   Product Documentation

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                                      -7-

        A. OEM, at its own expense, shall furnish to PMSN such engineering drawings, handbooks, operator and service manuals (in OEM's standard format) and other technical data as PMSN shall reasonably request with respect to Products purchased hereunder and other items used as Service or Spare Parts for Product sold to PMSN. PMSN shall have the right to duplicate and distribute to customers all such documents regardless of whether or not they are included in the grant of rights in paragraph X B below. Documentation which PMSN is not required to distribute to its customers may be designated by OEM as confidential and shall be held in confidence by PMSN as provided in
            Section XI below. The Manuals supplied by OEM shall be reviewed and approved by PMSN and, at a minimum, incorporate the information set forth in the PMSN standards which would apply to this documentation if it were prepared by PMSN. PMSN shall assist OEM in producing the said Manuals and documentation and shall bear its own costs and expenses, but not those of OEM, with respect to such assistance.

        B. All said Manuals and documentation shall be updated and kept current by OEM during the lifetime of the Product and include an implemented changes and modifications pertaining to the Product. Corrections shall be furnished to PMSN without additional charges.

        VI. Delivery, Inspection and Payment

        A. All shipments by OEM shall be in compliance with their respective Specifications, except as provided in Section IV D above.

        B. One copy of the operator and service Manual shall be included with each item of Product which is shipped by OEM to PMSN or directly to PMSN's customers, except that two copies of these Manuals shall be included in shipments of Product to the United States Veterans Administration, Department of Defense or other customers of PMSN which are agencies of the United States Government.

        C. Unless otherwise specified, any goods to be delivered hereunder shall be boxed, crated, carted and stored without charge and shall be packed and packaged (a) to insure safe arrival at their ultimate destination, (b) to secure the lowest transportation costs; and (c) to comply

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    with requirements of common carriers. PMSN's order numbers and symbols must be plainly marked on invoices, packages, Bill of Lading and shipping orders. Shipping memos and packing lists must accompany goods. Bills of Lading or Shipping Receipts shall accompany each invoice. PMSN's count or weight shall be final and conclusive on shipments not accompanied by packing lists. Goods must be routed in accordance with PMSN's instructions. All shipments must contain a packing list and the box or crate containing the packing list must be clearly identified.

D. Time is and shall remain the essence of deliveries under this Agreement, therefore it is expressly agreed that all deliveries shall be made as confirmed by OEM and no act of PMSN, including without limitation, acceptance of late deliveries shall constitute a waiver of this provision. PMSN shall also have the right to refuse or return at OEM's risk and expense shipments made in excess of the quantities specified in the applicable Purchase Order or in advance of confirmed delivery schedule. OEM shall notify PMSN immediately of any actual or potential labor disputes or other cause which is delaying or threatens to delay the timely performance of Purchase Orders.

E. Delivery of Products shall be Ex-Works OEM's plant at Milwaukee. "Ex-Works" as this term is defined in the 1990 Incoterms, issued by the International Chamber of Commerce, Paris, France. Title and risk of loss or damage to the Products or Spare Parts shall pass from OEM to PMSN at the said delivery condition Ex-Works.

F. PMSN shall have the right to reject all or any of the Product or Spare Part(s) which are proved not to meet their Specifications, provided that such claim shall be submitted to OEM with the supporting evidence within thirty (30) days after the arrival date at the installation site.

G. In case of such rejection, OEM and PMSN shall decide in joint consultation whether PMSN will:

    (i)  replace defective Spare Parts or units or

    (ii) that OEM will replace at no charge to PMSN the pertaining Product(s).



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        In case of replacement of defective Spare Parts or units, such defective items shall be returned to OEM for full credit.

H. All Products or parts thereof to be supplied by OEM to PMSN pursuant to this Agreement shall be checked and tested by OEM in accordance with the Acceptance Procedures specified in Attachment D, to be in compliance with the Specifications. OEM shall keep record of the test results at least ten (10) years after delivery of each single Product or parts thereof and on request provide PMSN with copies. These Acceptance Procedures will be agreed upon between the parties hereto as well as the specimen of a Test- Certificate that should be signed by OEM's responsible quality officer and shall accompany each Product as evidence that the Product complies with the applicable Specifications. A copy of the associated Test Certificate shall be shipped with each Product unit. Each unit of Product shall meet the requirements of the Type Approval Testing, even though such testing may not be repeated for each such unit.

J. It is explicitly understood by OEM that PMSN is not obligated to execute any incoming inspection or other inspection concerning compliance with the Specifications of Products delivered hereunder by OEM and OEM shall be fully responsible for and hold PMSN and the PMSN Affiliate Companies harmless from claims for damages resulting from any non-compliance as well as from non acceptance of Products as per paragraph VI F above.

K. OEM shall be paid the prices stipulated herein, less deductions, if any, as herein provided, after delivery, inspection and acceptance by PMSN of the Product or Part(s) at PMSN's plant or other place designated in the Purchase Order and the submission of proper invoices or vouchers, except that PMSN shall have the right to defer payment on advance deliveries until the time such payment would have been due if the deliveries had been made as scheduled. Unless otherwise specified, payment will be made on partial deliveries inspected and accepted by PMSN when the amount due on such deliveries so warrants. PMSN shall pay all invoices within forty five (45) days from date of receipt.

VII.    Warranty on Hardware


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                                      -10-


A. OEM warrants to PMSN that all hardware of Products delivered under this Agreement will meet the Specifications which are attached to this Agreement and made a part hereof as Attachment B, will conform to the list of government and industry standards attached hereto as Attachment F and will be free from defects due to faulty design or materials, or improper workmanship, for [**] from the date the installation is complete at PMSN's customer's site or [**] of invoice date, whichever is earlier. This warranty of OEM shall be under the terms of OEM's Warranty which is attached hereto and made a part hereof as Attachment E. Replacement Products provided under the terms of Attachment E shall be shipped to PMSN within three (3) business days of receipt of OEM of the Product being replaced.

B. Notwithstanding that PMSN may have worked with OEM in the Preparation of the specification (including the Specifications attached as Attachment B) for Products, it is understood that PMSN is relying on the technical expertise of OEM with respect to the adequacy of the Specifications and with respect to the proper manufacture of the Product including those aspects of its manufacture which are addressed above.

VIII.   Software and Warranty on Software

A. OEM warrants that the Software, when used within the scope of application license set forth herein, will conform to the Specifications during [**] after the first delivery thereof. During this Warranty period OEM agrees to keep its Software current with all new versions of Software produced by PMSN or other specified medical equipment providers which would cause that particular Product to be non operational or only partially operational. OEM agrees to provide within one (1) month after acceptance by PMSN and free of charge to the end-user and to PMSN any new Software version needed for only in-warranty Product.

B. During the out-of-warranty period OEM agrees to keep its Software current with all new versions of Software produced by PMSN or other medical equipment providers which would cause a particular Product to be non operational or only partially operational. New Software versions for out of Warranty Products shall be available


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                                      -11-


        on a to be agreed upon basis to PMSN whenever released by OEM.

IX. Government Approvals, Compliance with Law, GMP/Quality Control Audits and Recalls

A. OEM agrees that the design of the Products and Spare Parts thereof shall comply with the requirements as the parties may agree upon and as further specified in Attachment B, which includes also the DICOM Conformance Declaration. Any obligation for verification testing of said requirements shall be the responsibility of OEM. Should it be determined that the Products or Spare parts thereof are not in compliance with the applicable agreed requirements then OEM shall make the necessary changes at its own expense.

B. OEM shall comply with the requirements of the United States Food and Drug Administration for good manufacturing practices ("GMP"), establishment registration, device listing, Premarket Notification, Medical Device Reporting (21 CFR Part 803), reporting under Radiation Control for Health & Safety Act and labelling as they apply to the manufacture and/or importation of Product by OEM. Authorized representatives of the respective safety standards organizations (including Underwriters Laboratories, ETL Testing Laboratories, Canadian Standards Association, British Standards Institute, German Standards
        Mark) and governmental agencies (including the FDA) shall be allowed access to OEM's facilities or those of its subcontractors or vendors, for the purpose of inspection during normal working hours pursuant to applicable laws, regulations and the reasonable requirements of PMSN.

C. OEM agrees, to the extent necessary to comply with CDRH rules and regulations pertaining to GMP and with the international ISO 9001 standard. Therefore, upon request and at least two (2) weeks advance written notice to OEM, independent auditors may (i) inspect the storage and quality of parts of Products in OEM facilities, and (ii) audit the quality control procedures and methods applied by OEM in its facilities in the development and manufacturing and assembling of Products in accordance with GMP and ISO 9001.


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D.      In the event any of the above requirements, safety in regulations and/or standards might change, OEM shall, at its costs, make all the necessary modifications in and to the Products and/or Spare Parts which have not yet been accepted by the end-user.

E. OEM shall within fifteen (15) days after receipt of same respond to any question and provide all necessary information to PMSN or one of its Affiliated Companies Regulatory Department's arising out of a recall or corrective action program or related program.

F. In the event that an Epidemic Failure of a Product or any Spare Part or component thereof is found or that any recall program of Products, Spare Part(s) or component(s) may be required, PMSN shall promptly notify OEM thereof in writing. OEM and PMSN shall then promptly and jointly conduct an investigation to determine the cause of such Epidemic Failure or recall program. If and to the extent it is determined by PMSN, acting reasonably and in good faith, as a result of such joint investigation, that the cause of such Epidemic Failure or recall program is attributable to any defect in (a) Product(s), Spare Part(s) or component(s) thereof, OEM shall at its expense provide sufficient Product(s), Spare Part(s) or component(s) to replace all such defective Product(s), Spare Part(s) or component(s) in PMSN's inventory and also those which have been delivered by PMSN to its customers. OEM shall bear all reasonable costs and expenses (including shipping charges) for replacing such Product(s), Spare Part(s) or components previously shipped by OEM.

X.      Intellectual Property

A. OEM covenants and guarantees that all Products and Spare Parts furnished hereunder which are not of PMSN's design (and the normal use and sale thereof), including, without limitation, the manufacture, use and sale of products and systems/incorporating such Product and Spare Parts, are free of infringement of any valid United States or foreign patent, copyright, trade secret, maskwork right or trademark, and that OEM, will, at its own expense, defend and hold PMSN harmless from any claims or suits alleging such infringement by PMSN, its successors, assigns, customers or any persons selling or using such goods or any product manufactured by PMSN which may be



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        claimed to involve any such alleged infringement. The purchase of the
        Products shall confer on PMSN from OEM a worldwide, royalty-free, non-exclusive license to use such Products and Spare Parts. Such license also includes the right of PMSN and PMSN's Affiliates Companies to sublicense others to use, reproduce, and to distribute copies for back-up purposes, both externally and internally, of the Software and of the related documentation, written material and/or derivative works of the Software.

        For Software only Products, special arrangements will be made and set forth in Attachment B hereto when coming into force

B.      PMSN shall have sole option as to the use of the following trademarks:
        (a) the wordmark "PHILIPS" and Philips Shield Emblem and (b) such other trademark(s) as, may be designated by PMSN ("Trademarks.") OEM acknowledges all rights of PMSN in and to the Trademarks and further agrees that the manufacture and supply of Products, Spare Parts and packing, if any, bearing the Trademarks shall not be construed as a grant of any rights in such Trademarks or as the use of such Trademarks by or for the benefit of OEM.

C. OEM grants to PMSN and PMSN Affiliate Companies a personal, nonexclusive right to sublicense the Software to customers provided that PMSN obtains agreement from each such customer, before or at the time of furnishing the Software, that, that only a personal, nontransferable right to use the Software is granted to such customer; that no title to the Software is transferred to such customer, that such customer will not copy the Software except as necessary to use such Software on a single CPU;
        that such customer will not transfer the Software, except as authorized by the entity furnishing the Software; that such customer will not in any form export, reexport, resell, ship or divert or cause to be exported, reexported, resold, shipped or diverted, directly or indirectly, the Software or a direct product thereof to any country for which the United States Government or any agency thereof at the time or export or reexport requires an export license or other governmental approval without first obtaining such license or approval; and that such customer will not reverse compile or disassemble the Software.


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XI.   Confidentiality and Use of Data

      Any specifications, parts of software, drawings, samples, designs and other information labelled as confidential furnished by either party to the other shall be maintained in confidence by the receiving party, and shall not be reproduced, disclosed, duplicated, or used, except to the extent required for performance under this Agreement, and with all reasonable precautions to prevent any unauthorized reproduction or disclosure, without the prior written consent of the disclosing party. Upon completion of the parties obligations under this Agreement including any legal and contractual obligations incurred by PMSN to its customers and other third parties by reason of this Agreement, the receiving party shall promptly return to the disclosing party, all specifications, drawings, samples and other data, furnished by the disclosing party in connection with this Agreement (together with all copies or reprints not required to maintain existing installations) then in the receiving party's possession or control, and the receiving party shall thereafter make no further use, either directly or indirectly, of any such specifications, drawings, samples, data or any information derived therefrom without the disclosing party's written consent.

XII.  Service Support and Spare Parts

A. OEM agrees to comply with all terms and conditions as set forth in the Attachment G of this Agreement.

B. A list of Spare Parts, containing an information as required in the Attachment G Section 7.1, is included hereto as Attachment H.

XIII. Access to and Use of OEM Data

      PMSN will incorporate the Products into systems which are sold by PMSN to its customers and in many cases be responsible for maintenance and repair of the Products on a continuing basis as part of PMSN's systems. Moreover, interconnection with systems of other medical equipment providers will also be effected under this Agreement. Reference is made to the fact that the Products and Spare Parts will be unique to OEM and cannot be replaced by

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        other components in systems sold by PMSN without considerable expense, delay and irreparable damage to PMSN's on-going business, for which no adequate monetary remedy exists. If for any reason, OEM should fail to comply with production and delivery requirements hereunder or discontinue manufacture of the Products or Spare Parts, without PMSN being in material breach of its own obligations hereunder, OEM shall provide to PMSN sufficient documentation concerning the Products and Spare Parts, including but not limited to Specifications, drawings, lists of parts and sub-vendors, and Software in source and object code to the extent necessary to permit sustaining of Products, manufacture or procurement of replacement product or parts from another source. In such event, OEM agrees to grant and does hereby grant PMSN a perpetual, non-exclusive, royalty-free license to use such data to sustain Products, manufacture or have manufactured a replacement product provided, however, that OEM is entitled to disclose such data if received from a third party under a Non-Disclosure or the like Agreement. If the latter is the case, OEM shall do its utmost to convince the concerning third party that disclosure of confidential data has to be arranged between the third party and PMSN in order to have the installed based maintained appropriately.

XIV.    Indemnity and Limitation of Liability

A. OEM agrees to protect, indemnify, and hold PMSN harmless against any claim, loss, damage or expense, including attorney's fees which may result from OEM's breach of excess or implied warranties including claims of injury to persons (including death) or damage to property which may result in any way from any act or omission of OEM of its agents, employees or subcontractors or from a defect in the Product or Spare Parts or the design, manufacture, sale operation, handling by OEM or use, thereof.

B. Except as regards the indemnity by OEM set forth above, infringement of intellectual property rights and PMSN's rights under Section XIII above, neither party shall be liable to the other for special, indirect or consequential damages (including but not limited to loss of business goodwill, revenue or profits) by reason of any act or omission or arising out of or in connection with this Agreement. The foregoing is a separate,


                                              --------        --------
                                              Initials        Initials
                                              Merge           PMSM
        essential term of this Agreement and shall be effective upon the failure of any remedy, exclusive or not.

XV.     Term and Termination

A. This Agreement shall become effective on the date first above written and shall for an initial term continue until July 31, 1996. Thereafter, this Agreement shall automatically be renewed for successive period(s) of one (1) year unless terminated with three (3) months written notice.

B. Upon expiration or termination of this Agreement, all Purchase Orders placed under this Agreement shall remain in effect on the terms set forth herein, notwithstanding such expiration or termination. The non-breaching party may terminate an individual Purchase Order as to which a material, uncured breach by the other party has occurred. In the event of termination of this Agreement by either party because of a material, uncured breach of this Agreement, the non-breaching party may at its sole option terminate without obligation all Purchase Orders placed under the terms of this Agreement.

C. The following shall be a material breach thereof: The insolvency, the filing of a voluntary petition in bankruptcy, the filing of an involuntary petition to have the party declared bankrupt provided it is not vacated within 30 days thereafter, the appointment of a receiver or trustee for either party provided such appointment is not vacated within 30 days thereafter, the execution of an assignment for the benefit of creditors by either party, or the merger or reorganization of OEM or of a sale of a substantial portion of OEM's assets provided that such merger, reorganization or sale shall materially adversely affect OEM's ability to perform the terms of this Agreement.

D. Termination or expiration of the term of this Agreement shall not relieve either party of any rights and obligations then accrued under Sections VII (inclusive of warranty) through XIV which by their nature or expressly by the terms of this Agreement extend beyond the date of termination, expiration or cancellation.

XVI.    Other Provisions



                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

A. The validity, interpretation and performance of this Agreement and of purchases made hereunder shall be governed by the laws of the State of New York, without regard to the principles of choice of law.

B. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if placed in the United States or the Netherlands, as the case may be, mail registered or certified, postage prepaid, or if personally delivered, addressed as follows:

     If to OEM:   Merge Technologies Inc.
                  1126 South 70th Street
                  Milwaukee, WI 53214
                  U.S.A.
                  Attn.: Vice President Sales & Service

     If to PMSN:  Philips Medical Systems Nederland B.V.
                  Veenpluis 4-6
                  5684 PC Best,
                  The Netherlands
                  Att. General Counsel
                  Building QM

C. No failure by either party to insist upon strict compliance by the other party with any of the terms, provisions or conditions of this Agreement in any instance shall be construed as a waiver or relinquishment by either party of the other party's rights to insist upon strict compliance in the future.

D. If any of the provisions of this Agreement are held to be void or unenforceable by or as a result of determination of judicial authority having competent jurisdiction, the decision of which is binding upon the parties, the parties agree that such determination shall not result in the unenforceability of the remaining portions of this Agreement. The parties further agree to replace such void or unenforceable provisions with provisions which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

E. This Agreement, the Attachments and any documents incorporated herein by reference shall be the entire agreement between OEM and PMSN with respect to its subject matter. This Agreement will supersede all prior


                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN
        discussions, negotiations and agreements between OEM and PMSN on the subject matter set forth herein. This Agreement shall be amended only by a writing signed by an officer of the party to be bound by such writing.

F. OEM hereby warrants to PMSN that Products and Spare Parts including their packing materials, neither contain nor are manufactured with any substances as specified in Attachment K which will be subject to update from time to time by PMSN.

G. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and all oral and written representations, warranties, agreements, and/or other inducements relating to this Agreement and it subject matter prior to the effective date have been included herein, or have been fully performed and discharged, or, omitted, unless otherwise agreed upon and confirmed in writing by both parties signed on or after the effective date of this Agreement.

H. Neither PMSN's general conditions of purchase nor OEM's general conditions of sale are applicable to this Agreement or to any Purchase Order and order confirmations for products or Spare Parts in whole or in part.

I. Either party's failure to insist in any instance upon strict performance by the other party of any terms and covenants herein shall not be construed as a permanent waiver of such terms or covenants, or as a waiver of any other of the terms and covenants contained herein.

J. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. This Agreement may not be assigned, transferred or hypothecated in whole or in part by either party except by prior written consent of the other party. However, no consent is required to an assignment or transfer in whole or in part by PMSN to any of the PMSN Associated Companies. PMSN shall notify OEM of such assignment or transfer in writing.

K. OEM shall not without PMSN's prior written consent use Philips' name or trademark as such and/or use name in connection with any advertisement or sale literature nor advertise that it is a supplier of PMSN or Philips and/or

                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

     jure), natural phenomena, such as earthquakes and floods, fires, riots, wars, shipwrecks, freight embargoes, lockouts or other causes, whether similar or dissimilar to those enumerated above, unforeseeable and beyond the reasonable control of the parties and which prevent the total or partial carrying out of any obligation under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in a manner legally binding upon them effective this 24th day of September, 1994.


OEM                                     Philips Medical Systems
                                        Nederland B.V.


                                             J.K. van Soest
By:  W.C. Mortimore                     By:  J.K. van Soest
     --------------------------              --------------------------
Title:  President                       Title:  Director
        -----------------------                 -----------------------
Date:  W.C. Mortimore                   Date:  28/9/94
       ------------------------                ------------------------
24-9-94

                              LIST OF ATTACHMENTS

Attachment A            Product List and Product Characteristics

Attachment B            Product Specifications

Attachment C            Prices and Planned Yearly Numbers

Attachment D            Acceptance Procedure

Attachment E            OEM's Warranty

Attachment F            List of Mandatory Standards

Attachment G            Service Arrangements

Attachment H            Spare Parts List

Attachment J            Type Approval Procedure

Attachment K            List with Prohibited/Restricted Substances



                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

                           FIRST AMENDMENT AGREEMENT

This Agreement is effective as of the date of last signature between

MERGE TECHNOLOGIES INC. of Milwaukee, Wisconsin, U.S.A. (hereinafter referred to as "Merge")

and

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V. of Best, the Netherlands (hereinafter referred to as "PMSN")

WHEREAS, PMSN and Merge entered into an OEM Purchase Agreement dated September 24, 1994, for the supply of interface equipment and related software packages by Merge to PMSN; and

WHEREAS, parties have agreed to license Merge to use the PMSN proprietary and confidential Validation Set (as defined in Annex 1) in accordance with the terms and conditions of this Agreement, however, for the sole purpose of testing interfaces.

NOW THEREFORE, the parties have agreed as follows:

                                   Article 1
                               Scope of Agreement

Subject to the terms and conditions hereinafter set forth, PMSN hereby grants to Merge, to the extent PMSN has a free right to do so, a non-exclusive, non-transferable and indivisible license, without the right to sublicense, to use, for its own products only, PMSN's Test suite software-package, as specified in Annex 1 hereto (hereinafter called "the Validation Set").

                                   Article 2
                     Making available of the Validation Set

(1) PMSN shall make available the Validation Set, in object-code, to Merge. It is hereby confirmed that Merge shall only use the Validation Set for the authorised testing of its own products and products of third parties.

(2) Merge shall use the Validation Set properly and solely in accordance with instructions given by related manuals or otherwise given by PMSN. The Validation Set may only be used by experienced engineers of Merge.

                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

(3) Merge shall not copy or otherwise reproduce the Validation Set or any information relating thereto provided by PMSN. Merge hereby fully acknowledges PMSN's property rights (including its copyrights) in the Validation Set.

(4) It is understood that PMSN does not undertake any obligation with regard to service and maintenance of the Validation Set and/or related information. However, PMSN is willing to take Merge's maintenance requirements into account while definite PMSNs own maintenance program. In the event these do not fit, parties shall discuss the matter in order to define reasonable other opportunities to fulfil Merge's requirements.

                                   Article 3
                                   Liability

PMSN shall not be liable for any damages or losses other than those for which he has expressly assumed liability in this Agreement, in particular PMSN shall not be responsible for bodily injury or damage to property or other damages or losses sustained by third parties or Merge, which may arise in consequence of the use of Validation Set. PMSN's liability shall in no event be considered to extend to indirect or consequential damages of any nature whatsoever including loss of profit and/or revenue. Merge shall hold PMSN harmless against and indemnify PMSN for all costs, damages and interests which might arise directly or indirectly from any claim of third parties in this respect.

                                   Article 4
                               Price and Payment


(1) Within thirty (30) days as from the date of last signature of this Agreement, Merge will pay to PMSN an amount of [**] as license-fee for 1996.


(2) In the beginning of October 1996, Parties will discuss the terms of any extension of this Agreement, including the license-fee for 1997.

                                   Article 5
                                  Improvements

Merge will provide PMSN with suggestions and information, such as non-confidential test-results, to the extent relating to the quality and performance of PMSN's Validation Set in order to enable PMSN to improve the Validation Set and other products. Merge hereby grants PMSN and its affiliates an unrestricted royalty-free license to use and implement the suggestions and information, regardless whether it has been protected by Merge, e.g. through patents.

RM2-96/15                                       WHS                OAC
                                            -------------       -------------
                                            Initial Merge       Initial PMSN

     [**] Confidential Treatment

It is understood that Merge itself will not change, adapt or otherwise modify the Validation Set.
On the request of PMSN, Merge shall reasonably assist PMSN free of charge with solving a problem relating to the Validation Set.


                                   Article 6
                                Confidentiality

Any confidential information, if labelled as confidential, furnished by either party to the other in connection with this Agreement, shall be treated as confidential in accordance with the terms as set forth in the OEM Purchase Agreement dated September 24, 1994.

                                   Article 7
                              Term and Termination

(1) This Agreement shall enter into force on the date of last signature and shall remain effective till December 31, 1996. This Agreement shall be extended subject to and in accordance with the full agreement as to be reached between PMSN and Merge prior to any such extension.

(2) In the event of a breach of the terms and conditions of this Agreement by either party, the other party shall have the right to terminate this Agreement forthwith by notice in writing, if such breach or failure is not remedied within thirty (30) days after written notice describing such breach has been given by the other party.

(3) If a party enters into a proceeding relating to dissolution, files a voluntary petition in bankruptcy, seeks any court or governmental protection from creditors or makes any assignment for creditors, or should an order be entered pursuant to any law relating to bankruptcy or insolvency appointing a receiver or trustee of if the ownership, control or management of Merge changes, the other party may give written notice terminating this Agreement and this Agreement shall be terminated in accordance with the notice.


                                   Article 8
                                 Miscellaneous

(1) In case PMSN stops it activities with the Validation Set and PMSN decides, at its sole discretion, to sell and/or license the Validation Set, PMSN shall first offer the Validation Set for sale or by license to Merge on terms to be mutually agreed upon.

(2) The terms and conditions contained in this Agreement and the Annexes thereto constitute the entire Agreement between the parties hereto in respect of the subject matter thereof and shall supersede any and all prior communications, representations, agreements and/or understandings, either oral or written, between the parties hereto in respect thereof.

                                        --------------          ---------------
                                        Initials                Initials
                                        Merge                   PMSN

(3) No agreement or understanding varying or extending the terms and conditions contained in this Agreement and its Annexes shall be binding upon either party hereto unless made in writing and signed by duly authorised representatives of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been signed by both parties in duplicate in a manner duly binding upon them.


MERGE TECHNOLOGIES INC.                 PHILIPS MEDICAL SYSTEMS
                                        NEDERLAND B.V.

                                              /s/ Oulio Christensen

Name: /s/ William L. Stafford           Name: O.A. Christensen
     --------------------------------        -----------------------------------

Title: V.P. Sales & Marketing           Title: Director
      -------------------------------         ----------------------------------

Date: 4 June 1996                       Date: 96 06 04
     --------------------------------        -----------------------------------